                           SCHEDULE 14A INFORMATION
                                (RULE 14A-101)
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        United Park City Mines Company
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                  [ARTWORK]


                                 P.O. Box 1450
                             Park City, Utah 84060
                           TELEPHONE: (801) 649-8011

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 14, 1997

To the Stockholders:

  The annual meeting ("Meeting") of stockholders of UNITED PARK CITY MINES COMPANY ("Company") will be held at the DoubleTree Hotel, 255 South West Temple Street, Salt Lake City, Utah, on Wednesday, May 14, 1997, commencing at 10:00 A.M. (Mountain Time) for the following purposes:

  1.To elect four directors to the Board of Directors;

  2.To transact such other business as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on April 14, 1997, as the record date for the determination of stockholders entitled to notice of the Meeting. All stockholders of record of the Company at that time will be entitled to vote at the Meeting. The transfer books will not be closed. A listing of those stockholders entitled to vote will be available for inspection ten days prior to the Meeting at the Company's principal executive offices located approximately 1 1/2 miles south of Park City, Utah, on Highway 224.

  Stockholders who do not plan to attend the Meeting are urged to read the enclosed proxy statement and to fill in, date, and sign the enclosed proxy card and return it to the Company in the enclosed envelope.

                                     By Order of the Board of Directors,



                                     [SIGNATURE OF EDWIN L. OSIKA, JR.
                                      APPEARS HERE]

                                     Edwin L. Osika, Jr.
                                     Secretary

Park City, Utah
April 14, 1997

  THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIALS ARE SOLELY FOR THE INFORMATION OF PRESENT STOCKHOLDERS OF THE COMPANY. NO ONE SHOULD BUY OR SELL ANY SECURITY IN RELIANCE ON ANY STATEMENT HEREIN. THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIALS ARE NEITHER AN OFFER TO BUY OR SELL NOR A SOLICITATION OF OFFERS TO BUY OR SELL ANY SECURITY.

                        UNITED PARK CITY MINES COMPANY

                                P. O. BOX 1450
                             PARK CITY, UTAH 84060
                           TELEPHONE: (801) 649-8011

                                                                 April 14, 1997

                                PROXY STATEMENT

                              PROXY SOLICITATION

  This statement is furnished in connection with the solicitation by the Board of Directors of United Park City Mines Company, a Delaware corporation ("Company"), of proxies to be voted at the Company's annual meeting of stockholders ("Meeting") to be held on May 14, 1997. This proxy statement and form of proxy are being sent to stockholders on approximately April 21, 1997.

  If the enclosed proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting. Each proxy will be voted as instructed and, if no instruction is given, will be voted "FOR" the election of the named directors. The named proxies may vote in their discretion upon such other matters as may properly come before the Meeting. A stockholder giving a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing a later dated proxy, or by voting in person at the meeting.

                        PERSONS MAKING THE SOLICITATION

  The proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock held in a broker or nominee name. Directors, officers, and employees of the Company may solicit proxies in person or by mail, telephone, or telegraph, but will receive no extra compensation for doing so.

                         STOCKHOLDERS ENTITLED TO VOTE

  The only shares that may be voted are the 2,700,325 shares of the Company's common stock ("Common Stock") outstanding on April 14, 1997, the record date for determination of stockholders entitled to notice of and to vote at the Meeting. Each share is entitled to one vote.

                               PROPOSAL NUMBER 1
               TO ELECT FOUR DIRECTORS TO THE BOARD OF DIRECTORS

  The four persons named below are currently directors of the Company and have been nominated to stand for election as directors of the Company at the Meeting to serve for the coming year or until such time as their successors shall be elected and qualified. The Company expects that all of the nominees will be able to serve as directors. If any nominee should become unavailable, however, it is intended that the proxy holders will vote for a substitute designated by management. No family relationships exist among the members of the Board of Directors.

   NAME                     AGE                      POSITION
   ----                     ---                      --------
   Alan L. Gordon..........  62 Director
   Joseph S. Lesser........  68 Director
   Edwin L. Osika, Jr......  50 Executive Vice President, Secretary, Treasurer, and
                                Director
   William H. ("Hank")
    Rothwell...............  49 President, Chief Executive Officer, and Director

  Mr. Gordon has served as a director since October 1990. Since 1973, Mr. Gordon has been Vice President and Treasurer of Loeb Partners Realty, a real estate company in New York, New York. He also holds an interest in Loeb Investors Co. XL, a real estate investment company in New York, New York. See "Security Ownership of Certain Beneficial Owners and Management."

  Mr. Lesser has been a director of the Company since August 1985. Since 1979, he has been general partner of Loeb Partners Realty, a real estate investment company in New York, New York. He is also Managing Partner of Loeb Investors Co. XL, a real estate investment company in New York, New York. See "Security Ownership of Certain Beneficial Owners and Management."

  Mr. Osika has served as Secretary and Treasurer of the Company since 1981, as Vice President since 1983, and as Executive Vice President since December 1988. Mr. Osika has been a director since October 1986.

  Mr. Rothwell has served as President, Chief Executive Officer, and a director of the Company since September 1, 1991. For the prior eight years, Mr. Rothwell was Executive Vice President of Salt Lake Investment Company, a real estate development company in Salt Lake City, Utah. Mr. Rothwell has also been a consultant in the real estate development industry for approximately sixteen years as President of Rothwell Company, a real estate development and consulting company in Salt Lake City, Utah. Mr. Rothwell was awarded the Certified Commercial Investment Member ("CCIM") designation in 1979 and the Counselor of Real Estate ("CRE") designation in 1984.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth information regarding the compensation for the Company's Chief Executive Officer for the last three fiscal years. No other executive officer received total annual salary and bonus in excess of $100,000 during the three years presented.

                                               ANNUAL              LONG-TERM
                                            COMPENSATION          COMPENSATION
                                         ------------------      --------------
   NAME AND PRINCIPAL POSITION    YEAR    SALARY    BONUS           OPTIONS
   ---------------------------   ------- -------- ---------      --------------
   William H. ("Hank")
    Rothwell,                     1996   $118,412 $ 54,787 (/1/)
   President, Chief Execu-
    tive Officer...........       1995   $122,390 $105,716 (/1/)
                                  1994   $121,844                33,333 Shares (/2/)

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(1) Mr. Rothwell has been employed by the Company as its President and Chief Executive Officer since September 1, 1991. Under Mr. Rothwell's employment agreement (refer to the Section entitled "Employment Agreement" for a more complete description), Mr. Rothwell has earned incentive compensation which is tied to the profitability of certain projects. The incentive compensation earned by Mr. Rothwell in 1995 totals $105,716 of which $35,000 has been paid to Mr. Rothwell. The incentive compensation earned by Mr. Rothwell during 1996 totals $54,787, none of which has yet been paid to Mr. Rothwell.

(2) The Company granted Mr. Rothwell an incentive stock option under the Company's stock option plan for 666,667 shares of common stock at an exercise price of $0.3437 per share in 1994. No compensation expense was recorded at the time of the grant of the stock option because the exercise price was equal to the value of the stock on the date of the grant. During 1995, the Company conducted a reverse stock split on a one for twenty basis and the Company adjusted the incentive stock option which it had granted Mr. Rothwell to reflect the reverse stock split. Accordingly, Mr. Rothwell currently has the option to purchase 33,333 shares at an exercise price of $6.874 per share.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

  In 1994, the Company granted Mr. Rothwell an incentive stock option under the Company's stock option plan for 666,667 shares of common stock at an exercise price of $0.3437 per share. This stock option replaced a prior stock option which the Company had granted Mr. Rothwell. No compensation was recorded at the time of the grant of the stock option because the exercise price was equal to the value of the stock on the date of the grant. During 1995, the Company conducted a reverse stock split on a one for twenty basis and the Company adjusted the incentive stock option which it had granted Mr. Rothwell in 1994 to reflect the reverse stock split. Accordingly, Mr. Rothwell currently has the option to purchase 33,333 shares at an exercise price of $6.874 per share.

  Also in 1994, the Company granted an incentive stock option under the Company's stock option plan to the Executive Vice President of the Company for 83,333 shares of common stock at an exercise price of $0.3437 per share. This stock option replaced a prior stock option which the Company had granted the Executive Vice President. No compensation was recorded at the time of the grant of the option because the exercise price was equal to the value of the stock on the date of the grant. The Company conducted a reverse stock split on a one for twenty basis in 1995 and the Company adjusted the incentive stock option which it had granted the Executive Vice President in 1994 to reflect the reverse stock split. Accordingly, the Executive Vice President currently has the option to purchase 4,167 shares at an exercise price of $6.874 per share.

  No options or grants of stock appreciation rights ("SAR") were made in the last fiscal year to any of the executive officers of the Company.

FISCAL YEAR END OPTION VALUE

  No options were exercised during the year ended December 31, 1996. The following table sets forth information regarding the number and value of unexercised options held by the Company's Chief Executive Officer as of December 31, 1996.

                                                            VALUE OF UNEXERCISED
                                                                IN-THE-MONEY
                           NUMBER OF UNEXERCISED OPTIONS           OPTIONS
              NAME              AT DECEMBER 31, 1996        AT DECEMBER 31, 1996
              ----         ----------------------------- --------------------------
  William H. ("Hank")        33,333 Shares Exercisable   $137,532 Exercisable (/1/)
   Rothwell...............   -0- Shares Unexercisable    $-0- Unexercisable

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(1) The closing price of United Park's common stock on December 31, 1996 was $11.00 per share, $4.126 per share greater than the exercise price of $6.874 per share.

LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

  No awards under any long term incentive plan were made to the named executive officers during the last fiscal year.

COMPENSATION OF DIRECTORS

  The Directors of the Company receive no compensation for their services as Directors.

EMPLOYMENT AGREEMENT

  During the second quarter of 1994, the Company entered into a three-year employment agreement ("Agreement") with William H. ("Hank") Rothwell for Mr. Rothwell's services as President and Chief Executive Officer of the Company. The Agreement provides for an initial annual base salary of $112,000, which is to be increased annually by the lesser of either 6% or a formula based upon the Consumer Price Index, and provides for incentive compensation tied to the profitability of certain projects undertaken by the Company. The Company paid Mr. Rothwell $13,000 upon signing the Agreement. Under the Agreement, the Company also granted Mr. Rothwell an incentive stock option under the Company's stock option plan (which has been adjusted to reflect a one for twenty reverse stock split conducted during 1995) for 33,333 shares of common stock at an exercise price of $6.874 per share. This stock option replaced a prior stock option which the Company had granted Mr. Rothwell. No compensation was recorded at the time of the grant of the stock option because the exercise price was equal to the value of the stock on the date of the original grant.

  No incentive compensation was paid to Mr. Rothwell during the years ended December 31, 1994 and December 31, 1995 under this Agreement or any other agreement. However, Mr. Rothwell is due incentive compensation which is tied to the profitability of certain projects under this Agreement. Although Mr. Rothwell has earned incentive compensation totaling $160,503 to date ($105,716 for 1995 and $54,787 for 1996), only $35,000 of incentive compensation has been paid to Mr. Rothwell.

REPORT ON REPRICING OF OPTION/SARS

  The Company has adjusted the exercise price of stock options previously awarded to the named executive officers pursuant to a one for twenty reverse stock split conducted by the Company. The original exercise price of the stock options of $0.3437 per share was adjusted to $6.874 per share as a result of the reverse stock split. The Company does not consider this adjustment to have been a repricing of the options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On February 29, 1996, the Company sold a parcel of its improved real property to David W. Bernolfo, former President and CEO of the Company and the brother-in-law of the current President and CEO Hank Rothwell. The property consisted of approximately 6.54 acres of land, a house, easements, a spring and some outbuildings. The sales price of the property was $950,000, paid in cash at the closing. The sales price was in excess of an appraisal conducted by an independent appraiser selected by the Company.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth, as of March 18, 1997, the names of those persons known to the Company to beneficially own more than 5% of the outstanding common stock of the Company. The percentages are calculated on the basis of the 2,700,325 shares outstanding plus 37,500 shares under presently exercisable options for a total of 2,737,825 shares.

                                                      SHARES
                                                   BENEFICIALLY
   NAME AND ADDRESS OF BENEFICIAL OWNER               OWNED     PERCENT OF CLASS
   ------------------------------------            ------------ ----------------
   Loeb Group (1).................................  1,993,713        72.82%
   61 Broadway
   New York, NY 10006
   Loeb Investors Co. XL (2)......................  1,935,982        70.71%
   61 Broadway
   New York, NY 10006

--------
(1) The Loeb Group consists of (a) Loeb Investors Co. XL, beneficial owner of 1,935,982 shares; (b) Estate of John L. Loeb, beneficial owner directly of 6,191 shares in addition to shares held through the estate's ownership in Loeb Investors Co. XL; (c) John L. Loeb, Jr., beneficial owner of 51,540 shares in addition to shares held through his ownership in Loeb Investors Co. XL. Although the members of the Loeb Group, identified above, report together as a group, they independently vote their shares of the Company's common stock.

(2) These shares are held by Loeb Investors Co. XL. Mr. Joseph S. Lesser is the Managing Partner of Loeb Investors Co. XL, and as such, he has sole voting and disposition power with respect to such shares.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth, as of March 18, 1997, the number of shares of common stock of the Company beneficially owned by each officer and director and all officers and directors as a group. The percentages are calculated on the basis of the 2,700,325 shares outstanding plus 37,500 shares under presently exercisable options for a total of 2,737,825 shares.

                                                      SHARES
                                                   BENEFICIALLY
              NAME OF BENEFICIAL OWNER                OWNED     PERCENT OF CLASS
              ------------------------             ------------ ----------------
   Alan L. Gordon(/1/)............................      1,786     Less than 1%
   Joseph S. Lesser (/2/).........................  1,935,982           70.71%
   Edwin L. Osika, Jr. (/3/)......................      4,261     Less than 1%
   William H. ("Hank") Rothwell (/4/).............     33,333            1.21%
   All Directors and Officers (4 persons)(/5/)....  1,973,576           72.08%

--------
(1) These shares are held by Loeb Investors Co. XL. Mr. Gordon indirectly owns 1,786 shares of the Company through his ownership of an interest in Loeb Investors Co. XL; however, Mr. Joseph S. Lesser, as Managing Partner of Loeb Investors Co. XL, has the sole present voting power with respect to these shares.

(2) These shares are held by Loeb Investors Co. XL. Mr. Joseph S. Lesser indirectly owns 29,600 of these shares through his ownership of an interest in Loeb Investors Co. XL, and he also has a presently exercisable option to acquire an additional 32,500 shares from Loeb Investors Co. XL. Mr. Lesser is the Managing Partner of Loeb Investors Co. XL, a general partnership, and as such, he has sole voting and disposition power with respect to all of the shares owned by Loeb Investors Co. XL.

(3) These shares include 94 shares owned by Edwin L. Osika, Jr., plus 4,167 shares under a presently exercisable option to Mr. Osika.

(4) Mr. Rothwell beneficially owns 33,333 shares under a presently exercisable option.

(5) The 1,973,576 shares shown as being beneficially owned by all officers and directors as a group includes the following: Joseph S. Lesser, 1,935,982 shares; Edwin L. Osika, Jr., 4,261 shares, and William H. ("Hank") Rothwell, 33,333 shares.

                         BOARD COMMITTEES AND MEETINGS

  The Board of Directors of the Company has one standing committee, the Audit Committee. The Board of Directors does not have a nominating or compensation committee or committees that perform similar functions. The Audit Committee of the Board of Directors is composed of Mr. Alan L. Gordon and Mr. Joseph S. Lesser. The Audit Committee is responsible for monitoring the Company's internal accounting controls, recommending to the Board the selection of independent auditors and reviewing certain activities of the independent auditors and their reports and conclusions. The Audit Committee met once during 1996 and all of the members were present.

  During the year ended December 31, 1996, the Board of Directors held two regular meetings. Each incumbent director attended more than 75% of the meetings of the Board of Directors held in 1996.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected Coopers & Lybrand L.L.P. to be independent public accountants to the Company for the year ending December 31, 1997. Coopers & Lybrand L.L.P. served as the Company's independant public accountants for the year ended December 31, 1996 and has so served for each year since 1977.

  It is expected that representatives of Coopers & Lybrand will attend the Meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  In accordance with rules of the Securities and Exchange Commission, stockholders of the Company may present proposals to the Company for inclusion in the Company's Proxy Statement prepared in connection with its next regular annual meeting of stockholders. Proposals to be included in the Company's Proxy Statement prepared in connection with its 1998 annual meeting of stockholders must be received by the Company no later than November 30, 1997 in order to be considered for inclusion. The Board of Directors will review any proposal that is received by that date and determine whether it is a proper proposal to present to the 1998 annual meeting of stockholders.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the Meeting, the holders of proxies will vote the shares represented by them in accordance with their best judgment. The Board of Directors may read the minutes of the 1996 Annual Meeting of Stockholders and make reports. However, stockholders will not be requested to approve or disapprove such minutes or reports.

  In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, telegraph, or cable. The Company will also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

By Order of the Board of Directors,


[SIGNATURE OF EDWIN L. OSIKA, JR. APPEARS HERE]

Edwin L. Osika, Jr., Secretary

Park City, Utah
April 14, 1997

                          UNITED PARK CITY MINES COMPANY
        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                      FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 14, 1997

   The undersigned stockholder of UNITED PARK CITY MINES COMPANY ("Company")
P hereby appoints William H. Rothwell and Edwin L. Osika, Jr., or either of them, proxies with full power of substitution to act for and on behalf of
R the undersigned and to vote all stock standing in the name of the undersigned as of the close of business on April 14, 1997, which the
O undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting") to be held on Wednesday, May 14, 1997, at the DoubleTree Hotel,
X 255 South West Temple Street, Salt Lake City, Utah, commencing at 10:00 A.M. (Mountain Time), and at any and all adjournments thereof, upon all matters
Y  properly coming before the Meeting.

   COMMENTS:              CHANGE OF ADDRESS:



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 (IF YOU HAVE WRITTEN IN THE ABOVE SPACE, PLEASE MARK THE CORRESPONDING BOX ON
                        THE REVERSE SIDE OF THIS CARD)

 YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES NAMED ABOVE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------

                                                                    +
[X]  Please mark your     ++                                        +      1843
     votes as in this     +                                         ++++++
     example.


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                FOR  WITHHELD

1. Election of  [_]    [_]   Nominees:                      In their discretion,
   Directors                 Alan L. Gordon                 the proxies are
                             Joseph S. Lesser               authorized to vote
                             Edwin L. Osika, Jr.            upon such other
                             William H. ("Hank") Rothwell   business as may
                                                            properly come before
                                                            the Annual Meeting.

For, except vote withheld from the following nominee(s):

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                              Change of Address/         [_]
                              Comments on Reverse Side

                                         THIS PROXY WHEN PROPERLY EXECUTED WILL
                                         BE VOTED IN THE MANNER DIRECTED HEREIN.
                                         IN THE EVENT THAT NO DESIGNATION
                                         (I.E. "FOR," "WITHHELD," "AGAINST,"
                                         "ABSTAIN,") IS MADE, THE PROXIES NAMED
                                         ON THE REVERSE SIDE HEREOF INTEND TO
                                         VOTE THE SHARES TO WHICH THIS PROXY
                                         RELATES "FOR" ITEM 1. THE PROXIES WILL
                                         VOTE IN THEIR DISCRETION ON ANY OTHER
                                         MATTERS PROPERLY COMING BEFORE THE
                                         MEETING. THE SIGNER HEREBY REVOKES ALL
                                         PROXIES HERETOFORE GIVEN BY THE SIGNER
                                         TO VOTE AT SAID MEETING OR ANY
                                         ADJOURNMENT THEREOF.


SIGNATURE(S) ____________________________________ Date _________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator or guardian, please give full title as such.